UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 17, 2004

Date of Report (Date of earliest event reported)

INERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	0-32453	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two Brush Creek Boulevard, Suite 200

Kansas City, MO 64112

(Address of Principal Executive Offices) (Zip Code)

(816) 842-8181

Registrant’s telephone number, including area code

_______________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 17, 2004, we entered into a 5-Year Credit Agreement (the “5-Year Agreement”) with the lenders that are parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, Lehman Commercial Paper, Inc. and Wachovia Bank, National Association, as co-syndication agents, and Fleet National Bank and Bank of Oklahoma, National Association, as co-documentation agents. Pursuant to the terms of the 5-Year Agreement, we may borrow up to $250 million in revolving loans (the “Acquisition Facility”) for the purposes of—

•	refinancing the indebtedness of Inergy Propane, LLC under its existing credit agreement,

•	financing the acquisition of Star Gas Propane, L.P. and Stellar Propane Service, LLC by Inergy Propane,

•	financing certain permitted acquisitions,

•	financing certain expansion capital expenditures, and

•	financing our working capital needs and those of our subsidiaries (up to $25 million).

We may also borrow up to $75 million in revolving loans (the “Working Capital Facility”) for the purposes of—

•	refinancing indebtedness of Inergy Propane under its existing credit agreement, and

•	financing our working capital needs and those of our subsidiaries.

On December 17, 2004, we also entered into a 364-Day Credit Agreement (the “364-Day Agreement”, and together with the 5-Year Agreement, the “Credit Agreements”) with the lenders that are parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, Lehman Commercial Paper, Inc. and Wachovia Bank, National Association, as co-syndication agents, and Fleet National Bank, as documentation agent. Pursuant to the terms of the 364-Day Agreement, we may borrow up to $375 million in revolving loans for the purpose of financing the acquisition of Star Gas Propane, L.P. and Stellar Propane Service, LLC by Inergy Propane, LLC and related expenses.

On December 17, 2004, we borrowed $57 million under the Working Capital Facility, $192 million under the Acquisition Facility and $375 million under the 364-Day Agreement. Subsequently, on December 22, 2004 we repaid the full amount of $375 million drawn on the 364-Day Agreement and repaid $161 million of the outstanding balance on the Acquisition Facility with net proceeds of approximately $536 million from our $425 million senior notes offering and the 4.4 million common unit offering which closed on December 22, 2004. After making such payments, the 364-Day Agreement was terminated and no further amounts may be borrowed under that agreement. The outstanding balance under the Acquisition Facility is $31 million after giving effect to the aforementioned repayments.

During each fiscal year beginning October 1, the outstanding balance of the Working Capital Facility must be reduced to $5.0 million or less for a minimum of 30 consecutive days during the period commencing March 1 and ending September 30 of each calendar year.

At our option, loans under the Credit Agreements bear interest at either the prime rate or LIBOR (preadjusted for reserves), plus, in each case, an applicable margin. The applicable margin varies quarterly based on our leverage ratio. We also pay a fee based on the average daily unused commitments under the Credit Agreements.

The obligations of each of the Credit Agreements are secured by first priority liens on substantially all of our assets and those of our domestic subsidiaries and the pledge of all of the equity interests or membership interests in our domestic subsidiaries. In addition, the Credit Agreements are guaranteed by each of our domestic subsidiaries.

We are required to use the net proceeds from the issuance of any equity or debt (subject to certain exceptions) to repay the amounts owing under the 364-Day Agreement. Amounts repaid under the 364-Day Agreement may not be reborrowed.

We are required to use 50% of the net cash proceeds (that are not applied to purchase replacement assets) from asset dispositions (other than the sale of inventory and motor vehicles in the ordinary course of business, sales of assets among us and our domestic subsidiaries, and the sale or disposition of obsolete or worn-out equipment) to reduce borrowings under the Credit Agreements during any fiscal year in which unapplied net cash proceeds are in excess of $10 million (or $50 million after the 364-Day Agreement has been repaid). Such mandatory prepayments are first applied to reduce borrowings under the 364-Day Agreement, then under the Acquisition Facility and then the Working Capital Facility.

Each of the Credit Agreements contains various covenants limiting our and our subsidiaries’ ability to (subject to various exceptions), among other things:

•	incur other indebtedness (other than permitted junior debt on the terms described below);

•	grant or incur liens;

•	make investments, loans and acquisitions;

•	enter into a merger, consolidation or sale of assets;

•	enter into any sale-leaseback transaction or enter into any new business;

•	enter into any agreement that conflicts with the credit facility or ancillary agreements;

•	make any change in its principles and methods of accounting as currently in effect, except as such changes are permitted by GAAP;

•	enter into certain affiliate transactions;

•	pay dividends or make distributions in excess of available cash or if we are in default under the 5-Year Agreement;

•	permit operating lease obligations to exceed $20 million in any fiscal year;

•	enter into any debt (other than permitted junior debt) that contains covenants more restrictive than those of the Credit Agreements or enter into any permitted junior debt that contains negative covenants more restrictive than those of the Credit Agreements;

•	enter into hedge agreements that do not hedge or mitigate risks to which we or our subsidiaries have actual exposure;

•	enter into put agreements or grant any put rights with respect to equity interests of us or our subsidiaries;

•	prepay, redeem, defease or otherwise acquire any permitted junior debt or make certain amendments to permitted junior debt; and

•	modify their respective organizational documents.

“Permitted junior debt” consists of—

•	our $425 million 6.875% senior notes due December 15, 2014 that are to be issued on December 22, 2004,

•	other debt that is substantially similar to the 6.875% senior notes, and

•	other debt of us and our subsidiaries that is either unsecured debt, or second lien debt that is subordinated to the obligations under the Credit Agreements.

Permitted junior debt may be incurred under the Credit Agreements so long as—

•	there is no default under the Credit Agreements,

•	the ratio of our total funded debt to consolidated EBITDA is less than 5.0 to 1.0 on a pro forma basis;

•	the debt does not mature, and no installments of principal are due and payable on the debt, prior to the maturity date of the Credit Agreements; and

•	other than in connection with the 6.875% senior notes and other substantially similar debt, the debt does not contain covenants more restrictive than those in the Credit Agreements.

Each of the Credit Agreements contains the following financial covenants:

•	the ratio of total funded debt (as defined in each of the Credit Agreements) to consolidated EBITDA (as defined in each of the Credit Agreements) for the four fiscal quarters most recently ended must be no greater than 5.50 to 1.0 as of the end of the fiscal quarters ending December 31, 2004 and March 31, 2005 and no greater than 4.75 to 1.0 as of the end of each fiscal quarter thereafter.

•	the ratio of senior secured funded debt (as defined in each of the Credit Agreements) to consolidated EBITDA for the four fiscal quarters most recently ended determined as of the end of each fiscal quarter ending on and after December 31, 2005 for the period of four consecutive fiscal quarters ending with the end of such fiscal quarter must be greater than 3.75 to 1.0.

•	the ratio of consolidated EBITDA to consolidated interest expense (as defined in each of the Credit Agreements), in each case for the four fiscal quarters then most recently ended, must be less than 2.5 to 1.0.

Each of the following is an event of default under each of the Credit Agreements:

•	default in the payment of principal when due;

•	default in payment of interest, fees or other amounts within three business days of their due date;

•	violation of specified affirmative and negative covenants contained in each of the Credit Agreements;

•	default in the performance or observance of any other covenant, condition or agreement contained in either of the Credit Agreements or any ancillary document related to either of the Credit Agreements for 30 days;

•	specified cross defaults;

•	bankruptcy and other insolvency events of us or our material subsidiaries;

•	judgments exceeding $2.5 million (to the extent not covered by insurance) against us or any of its subsidiaries are undischarged or unstayed for a period of 30 consecutive days;

•	certain defaults under ERISA that could reasonably be expected to result in a material adverse effect; or

•	the occurrence of certain change of control events.

The foregoing is a summary of each of the Credit Agreements, and does not purport to be a complete discussion of either document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of each of the Credit Agreements annexed to this Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively.

Item 2.01	Acquisition or Disposition of Assets

Acquisition of Assets

On December 17, 2004, our wholly owned subsidiary, Inergy Propane, LLC, a limited liability company (“Inergy Propane”), acquired all of the propane distribution and related services segment of Star Gas Partners, L.P. In exchange, Inergy Propane paid $475 million plus interest from December 1, 2004 and a working capital adjustment, subject to post-closing adjustment. For economic purposes, the transaction will be treated as having occurred on November 30, 2004.

On December 16, 2004, Stellar Propane Service Corp. was merged into a limited liability company with the name Stellar Propane Service, LLC. Immediately following the acquisition, Star Gas Propane, L.P. was converted to a limited liability company and renamed Inergy Gas, LLC. As a result of this transaction, Inergy Propane is the sole member of Inergy Gas, LLC, which in turn is the sole member of Stellar Propane Service, LLC.

As part of the acquisition, Inergy Propane entered into a five year noncompetition agreement whereby Star Gas Partners, L.P. and Star Gas LLC agreed not to compete in the propane business in certain regions.

On December 17, 2004, we issued a press release announcing that Inergy Propane had completed the purchase. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01, “Entry into a Definitive Material Agreement,” is hereby incorporated by referenced into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The audited financial statements of Inergy Gas, LLC and Stellar Propane Service, LLC for the years ended September 30, 2002, 2003 and 2004 were previously filed by Inergy, L.P. in a Current Report on Form 8-K on December 15, 2004 and are incorporated by reference herein.

(b)	Pro Forma Financial Information.

The pro forma financial statements required by this Item were previously filed by Inergy, L.P. in a Current Report on Form 8-K on December 15, 2004 and are incorporated by reference herein.

(c)	Exhibits.

10.1.	5-Year Credit Agreement dated as of December 17, 2004, among Inergy, L.P., the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Lehman Commercial Paper, Inc. and Wachovia Bank, National Association, as Co-Syndication Agents, and Fleet National Bank and Bank of Oklahoma, National Association, as Co-Documentation Agents.

10.2.	364-Day Credit Agreement dated as of December 17, 2004, among Inergy, L.P., the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Lehman Commercial Paper, Inc. and Wachovia Bank, National Association, as Co-Syndication Agents, and Fleet National Bank, as Documentation Agent.

10.3.	Guaranty dated as of December 17, 2004 among Inergy Propane, LLC, L & L Transportation, LLC, Inergy Transportation, LLC, Inergy Sales & Service, Inc., Inergy Finance Corp., Inergy Acquisition Company, LLC, Stellar Propane Service, LLC and Inergy Gas, LLC in favor of JPMorgan Chase Bank, N.A., as Administrative Agent for the benefit of the Holders of Secured Obligations under the Credit Agreements.

10.4.	Pledge and Security Agreement dated as of December 17, 2004 among Inergy, L.P. and the other Subsidiaries of Inergy, L.P. listed on the signature pages thereto, and JPMorgan Chase Bank, N.A., as administrative agent for the lenders party to the Credit Agreements.

10.5.	Trademark Security Agreement dated as of December 17, 2004 among Inergy, L.P. and the subsidiaries of Inergy, L.P. listed on the signature page attached thereto and JPMorgan Chase Bank, N.A., as administrative agent on behalf of itself and on behalf of the Holders of Secured Obligations under the Credit Agreements.

10.6.	Noncompetition Agreement, dated December 17, 2004, among Inergy Propane, LLC, Star Gas Partners, L.P. and Star Gas LLC.

99.1.	Inergy, L.P. Press Release dated December 17, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

	By:	INERGY GP, LLC, its Managing General Partner

Dated: December 22, 2004	By:	/s/ Laura L. Ozenberger
Laura L. Ozenberger
Vice President — General Counsel and
Secretary

Exhibit Index

Exhibit Number	Description

10.1.	5-Year Credit Agreement dated as of December 17, 2004, among Inergy, L.P., the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Lehman Commercial Paper, Inc. and Wachovia Bank, National Association, as Co-Syndication Agents, and Fleet National Bank and Bank of Oklahoma, National Association, as Co-Documentation Agents.

10.2.	364-Day Credit Agreement dated as of December 17, 2004, among Inergy, L.P., the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Lehman Commercial Paper, Inc. and Wachovia Bank, National Association, as Co-Syndication Agents, and Fleet National Bank, as Documentation Agent.

10.3.	Guaranty dated as of December 17, 2004 among Inergy Propane, LLC, L & L Transportation, LLC, Inergy Transportation, LLC, Inergy Sales & Service, Inc., Inergy Finance Corp., Inergy Acquisition Company, LLC, Stellar Propane Service, LLC and Inergy Gas, LLC in favor of JPMorgan Chase Bank, N.A., as Administrative Agent for the benefit of the Holders of Secured Obligations under the Credit Agreements.

10.4.	Pledge and Security Agreement dated as of December 17, 2004 among Inergy, L.P. and the other Subsidiaries of Inergy, L.P. listed on the signature pages thereto, and JPMorgan Chase Bank, N.A., as administrative agent for the lenders party to the Credit Agreements.

10.5.	Trademark Security Agreement dated as of December 17, 2004 among Inergy, L.P. and the subsidiaries of Inergy, L.P. listed on the signature page attached thereto and JPMorgan Chase Bank, N.A., as administrative agent on behalf of itself and on behalf of the Holders of Secured Obligations under the Credit Agreements.

10.6.	Noncompetition Agreement, dated December 17, 2004, among Inergy Propane, LLC, Star Gas Partners, L.P. and Star Gas LLC.

99.1.	Inergy, L.P. Press Release dated December 17, 2004.